Exhibit 99.1
Contact: Amber Wallace
Senior Vice President, Marketing
330-720-6441- mobile
330-702-8427- office
Farmers National Banc Corp. Cancels Special Meeting and Intends to Simplify
Shareholder Proposals
June 14, 2010, Canfield, Ohio. Farmers National Banc Corp. (OTCBB:FMNB) (the “Corporation”) announced today that it has cancelled the Special Meeting of Shareholders scheduled for June 17, 2010 and has ceased soliciting proxies pursuant to its definitive proxy statement (filed with the Securities and Exchange Commission on May 12, 2010) to vote on proposed amendments to the Corporation’s Articles of Incorporation and Code of Regulations, and to approve and adopt the 2010 Replacement Equity Plan. The proxy statement included seven separate shareholder proposals. Members of management have been responding to a significant number of questions from shareholders regarding the proposed amendments.
“It has become clear from our dialogue with our shareholders that the sheer number of proposals has created quite a bit of confusion, said Frank Paden, President of the Corporation. Paden added that “although the proposals have received substantial support, we think that this confusion has resulted in many shareholders opting not to vote at all on key proposals.”
Because the charter amendments unanimously recommended by the board require approval by 2/3rds of the outstanding shares, the Corporation has determined that the low voter response that it is experiencing on key issues makes it inadvisable to proceed with the special meeting. In order to address these concerns, the board has decided to eliminate all but the most critical amendments and ask shareholders to approve those proposals at a subsequent meeting.
One proposal that the board continues to believe is vital is the elimination of pre-emptive rights. John Gulas, the Corporation’s Chief Operating Officer, commented that “eliminating preemptive rights is essential to the Corporation’s ability to take advantage of opportunities to raise capital on a timely basis. Farmers National Bank continues to experience tremendous growth and capital is required to fund that growth.” Mr. Gulas added that “in a volatile market, we must be able to move quickly to raise capital when opportunities present themselves, and the need to comply with preemptive rights hampers our ability to do that.”
The board and management are reviewing the current proposals with a view to reducing their number and complexity. The Corporation intends to soon file and distribute new proxy materials to the Corporation’s shareholders and announce the date and time for a new Special Meeting of Shareholders.
About Farmers National Banc Corp.
The Corporation is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. The Corporation operates 16 banking offices throughout Mahoning, Trumbull and Columbiana counties and two trust offices located in Youngstown and Howland. The Corporation offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com. For more information, please contact Amber Wallace at 330-720-6441.
Cautionary Statement
Certain statements in this announcement that relate to the Corporation’s plans, objectives, or future performance may be deemed to be forward-looking statements within the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual strategies and results in future periods may differ materially from those currently expected because of various risks and uncertainties. Forward-looking statements speak only as of the date they are made, and we do not undertake to update them to reflect changes.
Among the important factors that could cause actual results to differ materially are interest rates, changes in the mix of the company’s business, competitive pressures, general economic conditions and the risk factors detailed in the company’s other periodic reports and registration statements filed with the Securities and Exchange Commission.
Additional Information
The Corporation will file a proxy statement in connection with its anticipated Special Meeting of Shareholders. The Corporation’s shareholders are strongly advised to read the proxy statement and the accompanying proxy card when they become available, as they will contain important information. Shareholders will be able to obtain such proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Corporation with the Securities and Exchange Commission for free at the website maintained by the Securities and Exchange Commission at www.sec.gov. The proxy statement and any amendments and supplements to the proxy statement also will be available for free at the Corporation’s website at http://www.fnbcanfield.com/privacy/SpecialProxy.html, or by writing to Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406. In addition, copies of the proxy materials may be requested by contacting the Corporation’s proxy solicitor, Morrow and Co., LLC, toll-free at 1-800-607-0888.
Participants In Solicitation
The Corporation and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the anticipated Special Meeting of

Shareholders. Information concerning the Corporation’s participants is set forth in the proxy statement, dated March 16, 2010, for the Corporation’s 2010 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on Schedule 14A.
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